UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 6, 2018 (August 31, 2018)
PACIFIC PREMIER BANCORP, INC.
(Exact name of registrant as specified in its charter)
DELAWARE	0-22193	33-0743196
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
17901 Von Karman Avenue, Suite 1200, Irvine, CA		92,614
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code		(949) 864-8000
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth Company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On August 31, 2018, Pacific Premier Bank (the “Bank”), which is the wholly-owned subsidiary of Pacific Premier Bancorp, Inc. (the “Company”), promoted Lori Wright to Executive Vice President and Chief Accounting Officer effective as of September 1, 2018. Ms. Wright previously served as Senior Vice President and Controller of the Bank. In this capacity as Executive Vice President and Chief Accounting Officer, Ms. Wright will be responsible for the corporate accounting, accounts payable, accounting and tax policy, and financial reporting functions, and will serve as the Company’s principal accounting officer.
Prior to her promotion, Ms. Wright, 39, served as Senior Vice President and Controller of the Bank since 2016. From 2014 to 2016, Ms. Wright was the Controller for California Republic Bank, which had approximately $1.8 billion in total assets when it was acquired in 2016, and from 2012 to 2014, Ms. Wright served as Controller of San Diego County Credit Union, which had approximately $6.7 billion in total assets at the end of 2014. In each role, Ms. Wright was responsible for the corporate accounting, accounts payable, accounting and tax policy, and financial reporting functions. Ms. Wright received bachelors of science degrees in actuarial science and accounting from Central Washington University, and a masters of business administration from Washington State University. Ms. Wright is a Certified Public Accountant in the States of California and Washington.
Neither the Bank nor the Company entered into a new compensation arrangement with Ms. Wright in connection with her promotion.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC PREMIER BANCORP, INC.

Dated:	September 6, 2018	By:	/s/ STEVEN R. GARDNER
Steven R. Gardner
Chairman, President & Chief Executive Officer